Spark Networks(R) Reports Third Quarter 2009 Financial Results

BEVERLY HILLS, CA -- (Marketwire - November 05, 2009) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the third quarter ended September 30, 2009.

                                           Q3 2009            Q3 2008
                                      -----------------  -----------------
Revenue                               $    11.1 Million  $    14.0 Million
Contribution Margin                                  72%                76%
Net Income                            $     1.0 Million  $     1.7 Million
Earnings Per Share                    $            0.05  $            0.08

"Despite another disappointing sequential and year-over-year revenue and contribution decline, our expense reduction efforts allowed us to generate slightly more Adjusted EBITDA in the third quarter than last quarter," stated Adam Berger, Chairman and CEO of Spark Networks, Inc. "Throughout this challenging period we have continued investing in and promoting our products. And, while this resulted in the lowest quarterly contribution margin in several quarters, it also produced growth in average paying subscribers in our Jewish Networks segment for the first time in as many quarters."

Financial Results

Revenue for the third quarter of 2009 was $11.1 million, a decrease of 21% compared to $14.0 million in the third quarter of 2008, and a 2% decrease compared to $11.2 million for the prior quarter. Revenue for the first nine months of 2009 was $34.3 million, a 22% decrease compared to $44.1 million for the same period last year.

Contribution(1) for the third quarter of 2009 was $8.0 million, a decrease of 25% compared to $10.6 million for the third quarter of 2008, and a 3.1% decrease compared to $8.3 million in the prior quarter. Contribution for the first nine months of 2009 was $25.4 million, a 22% decrease compared to $32.5 million for the same period last year.

Operating expenses for the third quarter of 2009 were $6.0 million, a 24% decrease compared to $7.9 million for the third quarter of 2008 and a 5% decrease compared to $6.3 million for the second quarter of 2009. The decrease in year-over-year operating expenses can be primarily attributed to lower cash operating expenses and stock-based compensation. The sequential decrease in operating expenses can be primarily attributed to lower cash operating expenses. Operating expenses for the first nine months of 2009 were $20.3 million, a 17% decrease compared to $24.5 million for the same period last year. Lower cash operating expenses and share-based compensation, offset by higher asset impairment charges account for the lower operating expenses. In the first quarter of 2009, the Company recorded an $880,000 asset impairment charge primarily related to its HurryDate Acquisition.

Net income for the third quarter of 2009 was $1 million, or $0.05 per share, compared to $1.7 million, or $0.08 per share, for the third quarter of 2008, and $1.9 million or $0.09 per share for the prior quarter. Net income for the first nine months of 2009 was $3.2 million, or $0.16 per share, compared to $5.0 million or $0.20 per share for the first nine months of 2008. Net income for the first nine months of 2009 includes $1.7 million of recognized income from assets received in connection with a legal judgment.

Adjusted EBITDA(2) for the third quarter of 2009 was $2.6 million, a decrease of 36% compared to $4.1 million for the third quarter of 2008, and an increase of 2% compared to $2.6 million for the prior quarter. Adjusted EBITDA for the first nine months of 2009 was $8.0 million, a 36% decrease compared to $12.5 million for the same period last year.

Average paying subscribers(3) for the Company, as a whole, in the third quarter of 2009 were 165,206, a decrease of 12% compared to 187,682 in the third quarter of 2008, and a 1% increase compared to 163,217 in the prior quarter. Average paying subscribers for the first nine months of 2009 were 165,475, a 13% decrease compared to 190,263 for the same period last year.

Segment Reporting(4)

Third quarter 2009 revenue for Jewish Networks was $7.1 million, a decrease of 16% compared to $8.4 million for the third quarter of 2008, and flat when compared to the prior quarter. Jewish Networks revenue for the first nine months of 2009 was $21.7 million, a 16% decrease compared to $25.8 million for the same period last year.

Third quarter 2009 revenue for Other Affinity Networks was $3.2 million, a decrease of 9% compared to $3.5 million in the third quarter of 2008, and a 3% decrease compared to $3.3 million in the prior quarter. Other Affinity Networks revenue for the first nine months of 2009 was $9.8 million, a 5% decrease compared to $10.3 million for the same period last year.

Third quarter 2009 revenue for General Market Networks was $574,000, a decrease of 67% compared to $1.7 million for the third quarter of 2008, and an 18% decrease compared to $701,000 in the prior quarter. The planned decrease in revenue for General Market Networks is largely attributable to a 79% decrease in the marketing spend for this segment in the third quarter of 2009 compared to the same period in 2008. Direct marketing expense decreased 7% sequentially, which accounted for a portion of the sequential revenue decrease. General Market Networks revenue for the first nine months of 2009 was $2.2 million, a 66% decrease compared to $6.5 million for the same period last year.

Third quarter 2009 revenue for Offline & Other Businesses was $215,000, a decrease of 43% compared to $378,000 for the third quarter of 2008, and a 26% increase compared to $171,000 in the prior quarter. Fewer and smaller events hosted in the third quarter of 2009 accounted for the majority of the revenue shortfall. Offline & Other Businesses revenue for the first nine months of 2009 was $598,000, a 62% decrease compared to $1.6 million for the same period last year. The decrease reflects fewer travel offerings and events hosted in 2009 as compared to the same period in 2008.

Average paying subscribers for Jewish Networks were 86,051 during the third quarter of 2009, a decrease of 6% compared to 91,703 for the third quarter of 2008, and a 4% increase compared to 82,769 for the prior quarter. Jewish Networks average paying subscribers for the first nine months of 2009 were 84,488, an 8% decrease compared to 92,007 for the same period last year.

Average paying subscribers for Other Affinity Networks were 66,786 during the third quarter of 2009, flat when compared to 66,600 for the third quarter of 2008 and a 2% increase compared to 65,409 for the prior quarter. Other Affinity Networks average paying subscribers for the first nine months of 2009 were 65,529, a 3% increase compared to 63,347 for the same period last year.

Average paying subscribers for General Market Networks were 11,452 during the third quarter of 2009, a decrease of 59% compared to 27,814 for the third quarter of 2008, and an 18% decrease compared to 14,022 for the prior quarter. General Market Networks average paying subscribers for the first nine months of 2009 were 14,428, a 56% decrease compared to 32,941 for the same period last year.

Balance Sheet, Cash, Debt

As of September 30, 2009, the Company had cash and cash equivalents of $7.7 million, compared to $7.4 million as of December 31, 2008. As of September 30, 2009, the Company had approximately $3.8 million of debt outstanding.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                 Spark Networks Q3 '09 Financial Results
Toll-Free (United States):  1-800-723-6604
International:              1-785-830-7977
Confirmation #:             4585891

Two-Week Replay
Toll-Free (United States):  1-888-203-1112
International:              1-719-457-0820
Confirmation #:             4585891

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's Web site under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; successfully reduce operating expenses while maintaining and growing our online businesses; and successfully implement our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Contribution" is defined as net revenues less direct marketing expenses and "Contribution Margin" is defined as Contribution divided by net revenues.

(2) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(3) Average paying subscribers are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(4) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's AmericanSingles.com Web site, its co-branded and private label Web sites, Date.co.uk and Date.ca. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted towards various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenues generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                           SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share data)

                                                 September 30, December 31,
                                                  -----------  -----------
                                                      2009         2008
                                                  -----------  -----------
                                                  (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                       $     7,704  $     7,417
  Restricted cash                                         648          766
  Accounts receivable                                     899        1,102
  Deferred tax asset                                       42           52
  Prepaid expenses and other                              860        1,869
                                                  -----------  -----------
    Total current assets                               10,153       11,206
Property and equipment, net                             2,197        1,685
Goodwill, net                                          18,036       17,964
Intangible assets, net                                  5,284        5,750
Deferred tax asset                                      4,473        5,002
Deposits and other assets                               2,004          401
                                                  -----------  -----------
       Total assets                               $    42,147  $    42,008
                                                  ===========  ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                $     1,019  $     2,260
  Accrued liabilities                                   5,558        4,830
  Deferred revenue                                      4,631        4,093
  Notes payable and other short-term debt               3,750        7,750
                                                  -----------  -----------
    Total current liabilities                          14,958       18,933
Deferred tax liabilities                                  653          756
Income tax liability                                      999          906
                                                  -----------  -----------
    Total liabilities                                  16,610       20,595
Commitments and contingencies                              --           --
Stockholders' equity:
  Authorized capital stock consists of
   100,000,000 shares of common stock, $0.001 par
   value; issued and outstanding 20,581,544 at
   September 30, 2009 and 20,541,744 shares as of
   December 31, 2008, at stated values of                  21           21
  Additional paid-in-capital                           46,438       45,545
  Accumulated other comprehensive income                  618          591
  Accumulated deficit                                 (21,540)     (24,744)
                                                  -----------  -----------
  Total stockholders' equity                           25,537       21,413
                                                  -----------  -----------
       Total liabilities and stockholders' equity $    42,147  $    42,008
                                                  ===========  ===========

                           SPARK NETWORKS, INC.
                    CONSOLIDATED STATEMENTS OF INCOME
             (unaudited, in thousands, except per share data)

                                    Three Months Ended  Nine Months Ended
                                       September 30,       September 30,
                                    ------------------- ------------------
                                      2009      2008      2009      2008
                                    --------  --------- --------  --------

Net revenues                        $ 11,058  $  14,041 $ 34,332  $ 44,050

Direct marketing expenses              3,054      3,409    8,888    11,504
                                    --------  --------- --------  --------
       Contribution                    8,004     10,632   25,444    32,546

Operating expenses:
  Sales & marketing (including
   stock-based compensation of $44,
   $157, $134, and $546)                 906      1,082    2,663     3,263
  Customer service (including
   stock-based compensation of $2,
   $13, $9, and $51)                     450        599    1,430     1,811
  Technical operations (including
   stock-based compensation of $39,
   $168, $129, and $510)                 792      1,000    2,510     3,084
  Development (including stock-based
   compensation of $22, $138, $84,
   and $456)                             952      1,145    3,358     3,476
  General and administrative
   (including stock-based
   compensation of $161, $501, $506,
   and $1,549)                         2,778      3,897    8,968    12,052
  Amortization of intangible assets
   other than goodwill                   127        107      498       658
  Impairment of goodwill and
   long-lived assets                      --        119      880       119
                                    --------  --------- --------  --------
Total operating expenses               6,005      7,949   20,307    24,463

Operating income                       1,999      2,683    5,137     8,083

Interest (income) and other
 expenses, net                           (44)       149   (1,437)     (409)
                                    --------  --------- --------  --------

Income before income taxes             2,043      2,534    6,574     8,492

Provision for income taxes             1,036        789    3,370     3,540
                                    --------  --------- --------  --------

Net income                          $  1,007   $  1,745 $   3,204 $  4,952
                                    ========  ========= ========= ========

Net income per share - basic and
 diluted                            $   0.05  $    0.08 $   0.16  $   0.20
                                    --------  --------- --------  --------
Weighted average shares outstanding
 - basic                              20,582     22,751   20,566    24,430
Weighted average shares outstanding
 - diluted                            20,582     22,770   20,574    24,452

Reconciliation of Net Income to Adjusted EBITDA

                                    Three Months Ended   Nine Months Ended
                                    ------------------  ------------------
                                       September 30,       September 30,
                                      2009      2008      2009      2008
                                    --------  --------- --------  --------
Net income                          $  1,007  $   1,745 $  3,204  $  4,952
Interest                                 116         61      309        52
Taxes                                  1,036        789    3,370     3,540
Depreciation                             236        226      635       639
Amortization                             127        107      498       658
                                    --------  --------- --------  --------
EBITDA                                 2,522      2,928    8,016     9,841
Share based compensation                 268        977      862     3,112
Impairment of goodwill and other
 assets                                   --        119      880       119
Non-cash currency translation
 adjustments                            (177)        85      (49)     (537)
Non-repetitive property possession        --         --   (1,742)       --
                                    --------  --------- --------  --------
Adjusted EBITDA                     $  2,613  $   4,109 $  7,967  $ 12,535

                           SPARK NETWORKS, INC.
                      SEGMENT RESULTS FROM OPERATIONS
               (in thousands except subscriber information)

                                      Three Months Ended  Nine Months Ended
                                        September 30,       September 30,
                                      ------------------- -----------------
                                        2009      2008      2009     2008
                                      --------- --------- -------- --------

Net Revenues
Jewish Networks                       $   7,074 $   8,444 $ 21,721 $ 25,754
Other Affinity Networks                   3,195     3,498    9,798   10,256
General Market Networks                     574     1,721    2,215    6,471
Offline & Other Businesses                  215       378      598    1,569
                                      --------- --------- -------- --------
     Total Net Revenues               $  11,058 $  14,041 $ 34,332 $ 44,050
                                      ========= ========= ======== ========

Direct Marketing Expenses
Jewish Networks                       $     628 $     564 $  1,787 $  1,893
Other Affinity Networks                   2,188     2,010    6,345    5,820
General Market Networks                     138       670      559    2,968
Offline & Other Businesses                  100       165      197      823
                                      --------- --------- -------- --------
     Total Direct Marketing Expenses  $   3,054 $   3,409 $  8,888 $ 11,504
                                      ========= ========= ======== ========

Contribution
Jewish Networks                       $   6,446 $   7,880 $ 19,934 $ 23,861
Other Affinity Networks                   1,007     1,488    3,453    4,436
General Market Networks                     436     1,051    1,656    3,503
Offline & Other Businesses                  115       213      401      746
                                      --------- --------- -------- --------
     Total Contribution               $   8,004 $  10,632 $ 25,444 $ 32,546
                                      ========= ========= ======== ========

Average Paying Subscribers
Jewish Networks                          86,051    91,703   84,488   92,007
Other Affinity Networks                  66,786    66,600   65,529   63,347
General Market Networks                  11,452    27,814   14,428   32,941
Offline & Other Businesses                  917     1,565    1,030    1,968
                                      --------- --------- -------- --------
     Total Average Paying Subscribers   165,206   187,682  165,475  190,263
                                      ========= ========= ======== ========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net